UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Blucora, inc.
(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA CATALYST, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA ALTERNATIVES LLC

ANCORA ADVISORS, LLC

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP INC.

INVERNESS HOLDINGS LLC

ANCORA HOLDINGS INC.

FREDERICK D. DISANTO

CINDY SCHULZE FLYNN

ROBERT D. MACKINLAY

KIMBERLY SMITH SPACEK

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ancora Catalyst Institutional, LP, together with the other participants named herein (collectively, “Ancora”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of stockholders of Blucora, Inc., a Delaware corporation (the “Company”).

On March 4, 2021, a podcast interview with Jim Chadwick, Managing Director, Head of Alternatives & Portfolio Manager at Ancora Alternatives LLC, was posted on The Deal’s website and included the following quotes from Mr. Chadwick:

“I think the lawsuit is more pre-emptory. It's preventative in terms of the kind of actions they've taken against us, trying to throw up obstacles in nominating directors. And they've thrown up an awful lot, which I think is unfortunate.”

“Specifically to the TaxAct asset, in terms of why sell it? I think it's a similar answer to the last question, which is that the business, despite the fact they keep saying, "We think there are synergies between these two businesses. At some point, we're going to demonstrate it." And now, it's like they were going to do that in June or whatever at their analyst day, they've never provided any real synergies.”

“We've talked to a lot of people that cover the company that know the company, former executives of the company. I don't believe there are any. So it's something where it's a business that does not need to be together with the other. And, to us, it's something where effectively, it's just an aggregation of assets. And this is a company with extremely high corporate costs and corporate executives that aren't running the actual divisions. And so, from their standpoint, they want as much sales and EBITDA as possible to keep getting paid. And the underlying businesses themselves, they effectively don't make sense being together.”

“The TaxAct business is one that the asset, I think there was a time several years ago where that was considered their best asset. And then, as they started getting more and more into this asset management business, this RIA business, and rolling it up, that business is the one that I think has the most... In general today has the most interest from the market, both from other participants and just general growth and kind of momentum behind it.”

“The TaxAct piece, on the other hand, is something where it was effectively priced at a pretty significant discount to Turbo Tax. And then, over time, they continued to take pricing up to the point that the differences in cost became rather immaterial, which kind of put them in sort of a no man's land there. And then, last year with what happened with COVID, the tax season getting delayed and pushed back, and that hurt them, could happen again this year, is something where in general, the company has some leverage.”

“We think it's much smarter for them to focus on the core RIA business, which we think is a lot more valuable, has a lot more optionality, a lot more growth potential. And to us, the tax piece, the TaxAct piece creates a distraction that I think they could monetize it at a pretty good valuation, and it would definitely be transformative for the business.”

“I think there would be buyers, for sure. They'd have to run a process, but we definitely do believe there are buyers, both potentially financial buyers and strategics that I think would make sense. There's been a real interest shown in some other assets, the Credit Karma situation that wasn't too long ago here. We know that that was a very crowded process and there was a lot of buyers there. I think TaxAct would fit very nicely with that same group. And so, if they were to go and try to shop the asset, I think they wouldn't have a problem finding someone.”

“Either way, it's hard to value because you've got two totally different businesses. And so, I think it's difficult to really value the company effectively, and I think that being pure play one or the other. And I don't know a shareholder that doesn't think that it should be the TaxAct piece to go, if it's either one of them. But together, it just doesn't make sense.”

“And look, they have challenges across the business. That's part of the reason I think there's a sense of urgency on the campaign is they've had a lot of attrition on the asset management side. A lot of people have left the business. A lot of people are leaving the business. And there's a lot of things that are not being done by the corporate team there and the board that are impacting the overall valuation of the company today.”

“And we're not running a control slate, but our intention is by putting people on the board that have real experience in the RIA world, and that includes our CEO and chairman, Fred DiSanto, who certainly knows that business as well as anybody. I think it would make a significant difference because they do have damage control to do there.”

Source: The Deal. Activist Investing Today podcast with Ronald Orol. The Deal is not a party to and has not endorsed our proxy solicitation and has not consented to the use of this podcast interview in our proxy solicitation.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ancora Catalyst Institutional, LP, together with the other participants named herein (collectively, “Ancora”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of stockholders of Blucora, Inc., a Delaware corporation (the “Company”).

ANCORA STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Merlin Institutional, LP (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Advisors, LLC (“Ancora Advisors”), Ancora Alternatives LLC (“Ancora Alternatives”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), The Ancora Group Inc. (“Ancora Inc.”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Holdings Inc. (“Ancora Holdings”), Frederick D. DiSanto, Cindy Schulze Flynn, Robert D. MacKinlay and Kimberly Smith Spacek.

As of the date hereof, Ancora Catalyst Institutional directly owns 750,948 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). As of the date hereof, Ancora Catalyst directly owns 60,242 shares of Common Stock. As of the date hereof, Ancora Merlin Institutional directly owns 745,641 shares of Common Stock. As of the date hereof, Ancora Merlin directly owns 64,822 shares of Common Stock. As of the date hereof, 2,000 shares of Common Stock were held in a certain managed account for which Ancora Advisors serves as the investment adviser to (the “Ancora Advisors SMAs”). As of the date hereof, 7,500 shares of Common Stock were held in a certain managed account for which Ancora Family Wealth serves as the investment adviser to (the “Ancora Family Wealth SMAs”). Ancora Alternatives, as the investment advisor and general partner to each of Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin Institutional and Ancora Merlin, may be deemed to the beneficial owner of an aggregate of 1,621,653 shares of Common Stock owned by Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin Institutional and Ancora Merlin. Ancora Inc., as the sole member of Ancora Advisors, may be deemed to beneficially own the 2,000 shares of Common Stock held in the Ancora Advisors SMAs. Inverness Holdings, as the sole member of Ancora Family Wealth, may be deemed the beneficial owner of the 7,500 shares of Common Stock held in the Ancora Family Wealth SMAs. Ancora Holdings, as the sole member of each of Ancora Alternatives and Inverness Holdings and the sole shareholder of Ancora Inc., may be deemed the beneficial owner of an aggregate of 1,631,153 shares of Common Stock owned by Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin Institutional, Ancora Merlin and held in the Ancora Advisors SMAs and Ancora Family Wealth SMAs. Mr. DiSanto, as the Chairman and Chief Executive Officer of Ancora Holdings, may be deemed the beneficial owner of 1,631,153 shares of Common Stock owned by Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin Institutional, Ancora Merlin and held in the Ancora Advisors SMAs and Ancora Family Wealth SMAs. As of the date hereof, neither Mr. MacKinlay nor Mses. Flynn and Spacek own any shares of Common Stock.